Exhibit 10.3

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is executed by and between OMNI ENERGY SERVICES CORP. and PORTSIDE GROWTH AND OPPORTUNITY FUND.

DEFINITIONS

1. “OMNI” means OMNI ENERGY SERVICES CORP. and each of its agents, representatives, employees, assigns, officers, directors, council members, staff, affiliates, parent corporations or entities, owned or controlled entities, agencies, predecessors, successors, and/or indemnitors.

2. “PORTSIDE” means PORTSIDE GROWTH AND OPPORTUNITY FUND and each of its agents, representatives, employees, assigns, officers, directors, managers, members, council members, shareholders, staff, affiliates, parent corporations or entities, owned or controlled entities, agencies, predecessors, successors, and/or indemnitors. “PORTSIDE” does not include the Defendants.

3. “Parties” means OMNI and PORTSIDE jointly.

4. “Defendants” means MANCHESTER SECURITIES CORP., ELLIOTT MANAGEMENT CORPORATION, GEMINI INVESTMENT STRATEGIES, LLC, GEMINI MASTER FUND, LTD., and PROVIDENT PREMIER MASTER FUND, LTD.

5. The “Securities Purchase Agreement” means that certain agreement dated as of February 12, 2004, by and among OMNI, PORTSIDE and certain other entities named therein. Pursuant to the terms of the Securities Purchase Agreement, OMNI issued Debentures and Warrants to PORTSIDE.

6. The “Second Securities Purchase Agreement” means that certain agreement dated as of April 15, 2004, by and among OMNI, PORTSIDE and certain other entities named therein. Pursuant to the terms of the Second Securities Purchase Agreement, OMNI issued Debentures and Warrants to PORTSIDE.

7. The “2005 Registration Rights Agreement” means that certain 2005 Registration Rights Agreement dated as of May 13, 2005, by and between OMNI and PORTSIDE.

8. The “Debentures” means the 6.5% Convertible Debentures purchased from OMNI by PORTSIDE pursuant to the terms of the Securities Purchase Agreement and the Second Securities Purchase Agreement.

9. “Common Stock” means the common stock, $.01 par value, of OMNI.

10. The “Warrants” means the warrants to purchase shares of Common Stock issued to PORTSIDE pursuant to the Securities Purchase Agreement and the Second Securities Purchase Agreement.

11. The “Subordinated Note” means the 8% Subordinated Note dated May 13, 2005, in the original principal amount of $1,074,480.09 issued by OMNI to PORTSIDE pursuant to the terms of the Settlement Agreement and Mutual Release in exchange for certain Debentures.

12. The “Settlement Agreement and Mutual Release” means that certain Settlement Agreement and Mutual Release dated as of May 17, 2005, among OMNI, PORTSIDE and Ramius Capital Group, LLC. Pursuant to the terms of the Settlement Agreement and Mutual Release, OMNI issued the Subordinated Note, certain shares of Common Stock pursuant to a conversion of certain Debentures and cash to PORTSIDE.

13. Certain other terms may be defined within the text of this Agreement and those defined terms apply with equal force as if defined within this section.

RECITALS AND AGREEMENTS

WHEREAS, the Parties wish to provide for the satisfaction of the Subordinated Note as described herein;

NOW THEREFORE, in consideration of the premises, mutual covenants and terms hereunder, the sufficiency of which consideration is hereby mutually acknowledged by the Parties, the Parties hereby agree as follows:

1. Settlement Terms. In consideration for and in exchange for entering into this Agreement, the Parties agree to the following settlement terms:

(a) Simultaneously with the execution of this Agreement, in full satisfaction and extinguishment of the Subordinated Note (including principal and accrued interest), OMNI will:

(i) issue PORTSIDE 250,000 unregistered shares of Common Stock pursuant to an exchange of the Subordinated Note having an outstanding principal balance equal to $574,480.09; and

(ii) make PORTSIDE a cash payment equal to $500,000.

The cash payment to be made by OMNI under subsection (a)(ii) above shall be made on or before August 26, 2005, by wire transfer of immediately available funds to an account specified by PORTSIDE. The shares of Common Stock shall be delivered to PORTSIDE pursuant to certificates denominated as requested by PORTSIDE. Upon PORTSIDE’S receipt of the items and amounts required to be delivered or paid as provided in this subsection (a), PORTSIDE shall deliver the original Subordinated Note to OMNI, which shall be marked “Paid in Full,” for cancellation. OMNI agrees that the cash payment to PORTSIDE represents the payment of principal on the Subordinated Note and the Common Stock represents an exchange of the Subordinated Note.

(b) The Warrants shall remain in full force and effect and shall not be modified by this Agreement. OMNI agrees to honor any cashless exercise of the Warrants by PORTSIDE.

(c) OMNI and PORTSIDE agree that the 2005 Registration Rights Agreement shall remain in full force and effect except as specifically provided herein:

(i) OMNI shall be relieved of any obligation to file a Registration Statement on Form S-1 under Section 2 of the 2005 Registration Rights Agreement; and

(ii) The definition of Registrable Securities in Section 1(f) of the 2005 Registration Rights Agreement shall be deleted in its entirety and a new Section 1(f) shall be substituted therefor and shall read as follows:

“Registrable Securities” means the Warrant Shares, the 250,000 shares of Common Stock issued to the Investor pursuant to that certain Settlement Agreement and Mutual Release dated effective August 26, 2005, between the Company and Investor, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Warrant Shares or such 250,000 shares of Common Stock;”

(d) The Parties shall agree on the terms of a press release and OMNI shall issue such press release on the business day immediately following the effective date of this Agreement, announcing the terms of this Agreement. In addition, OMNI shall file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the effective date of this Agreement describing the terms of this Agreement and attaching this Agreement as an exhibit.

(e) It is expressly agreed by the Parties that in the event OMNI files for protection under the United States Bankruptcy Code, PORTSIDE shall retain its original claim(s) for the full amount due and owing to it under the Subordinated Note as of the date of this Agreement (reduced for any payments made (whether by payment of cash or delivery of equity securities) pursuant to subsection (a) above or hereafter and not disallowed) under the Subordinated Note. It is the intention of the Parties that if OMNI files for bankruptcy protection, PORTSIDE may proceed to collect the entire amount owed to it under the Subordinated Note (principal and accrued interest less any payments actually received and not disallowed, whether as a “voidable preference,” “fraudulent conveyance” or otherwise). The Parties expressly represent that they do not intend this provision to be subject to challenge or invalidation as an “ipso facto” clause under Section 365(e) of the Bankruptcy Code.

2. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) which permit the sale to the public of the shares of Common Stock issued to PORTSIDE pursuant to Section 1(a)(i) above or upon exercise of the Warrants, without registration, OMNI agrees to:

(a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), at all times that OMNI is subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) File with the Commission in a timely manner all reports and other documents required of OMNI under the Securities Act or the Exchange Act; and

(c) So long as PORTSIDE owns any of the shares of Common Stock issued to PORTSIDE pursuant to Section 1(a) above, to furnish to PORTSIDE promptly upon request a written statement by OMNI as to its compliance with the reporting requirements of RULE 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of OMNI, and such other reports and documents of OMNI and other information as PORTSIDE may reasonably request in order to comply with any rule or regulation of the Commission allowing PORTSIDE to sell any such securities without registration.

OMNI represents and warrants to, and for the benefit of, PORTSIDE, that OMNI has registered the Common Stock pursuant to Section 12 of the Exchange Act, has been subject to the reporting requirements of Section 13 of the Exchange Act for a period of at least 90 days immediately preceding the date of this Agreement, and has filed all the reports required to be filed under the Exchange Act during the 12 months preceding such date. OMNI further represents that, for purposes of Rule 144(d), PORTSIDE may tack the holding period of the Common Stock issued to PORTSIDE hereunder to the holding periods of the Debentures and the Subordinated Note. OMNI shall cause to be issued any opinion of counsel required in connection with any sale of Common Stock by PORTSIDE under Rule 144. OMNI shall use commercially reasonable efforts to cause OMNI’s transfer agent to timely comply with its obligations to transfer shares of Common Stock and issue new certificates for shares of Common Stock sold by PORTSIDE under Rule 144.

3. Representations of PORTSIDE. PORTSIDE hereby represents and warrants to, and for the benefit of, OMNI that:

(a) PORTSIDE is the record and beneficial owner of the Subordinated Note; and

(b) PORTSIDE has not filed or caused to be filed any legal action against OMNI as of the date of this Agreement.

4. Release of Claims by OMNI. In exchange for receiving a release of the indebtedness (including principal and accrued interest) evidenced by the Subordinated Note owned by PORTSIDE, and compliance with all terms set forth in this Agreement, OMNI hereby voluntarily and knowingly releases and forever discharges PORTSIDE and each of its predecessors, agents, employees, officers, directors, managers, members, shareholders, representatives, partners, successors and assigns, from all possible claims, demands, actions, causes of action, damages, costs or expenses and liabilities or obligations whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part from the beginning of the world to the date of this Agreement, which OMNI may now or hereafter have against PORTSIDE and each of its predecessors, agents, employees, officers, directors, managers, members, shareholders, representatives, partners, successors and assigns, in their capacities as such, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations or otherwise. Provided however, this release of claims does not release, resolve, or discharge (i) the enforcement of this Agreement, the 2005 Registration Rights Agreement, or the Voting Rights Agreement against PORTSIDE or its agents or (ii) PORTSIDE’s or its agents’ obligations under the terms of this Agreement, the 2005 Registration Rights Agreement, or the Voting Rights Agreement. OMNI shall not make any public statements that contradict the foregoing or otherwise disparage PORTSIDE.

5. Release of Claims by PORTSIDE. In exchange for satisfaction of the indebtedness evidenced by the Subordinated Note and compliance with all terms set forth in this Agreement, PORTSIDE voluntarily and knowingly releases and forever discharges OMNI and its predecessors, agents, employees, officers, directors, managers, partners, successors and assigns, from all possible claims, demands, actions, causes of action, damages, costs or expenses and liabilities or obligations whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date of this Agreement, which PORTSIDE may now or hereafter have against OMNI or any of its predecessors, agents, employees, officers, directors, managers, partners, successors and assigns, in their capacities as such, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations or otherwise, including, without limitation, the exercise of any rights and remedies arising out of or under the Escrow Agreement or the Subordinated Note, but not including the exercise of any rights and remedies arising out of or under the Warrants, this Agreement, the 2005 Registration Rights Agreement, the Settlement Agreement and Mutual Release or the Voting Rights Agreement. PORTSIDE shall not make any public statements that contradict the foregoing or otherwise disparage OMNI.

6. Arms Length Negotiations. Each of the Parties acknowledges and agrees that it has relied upon its own judgment, belief and knowledge in entering into and executing this Agreement, and as to each claim, demand or cause of action that is hereby settled, and that it has not been influenced to any extent in entering and executing this Agreement by any representations or statements regarding any such claims, demands or causes of action made by any other Party, except for the warranties and representations stated herein. The Parties acknowledge and agree that this Agreement is the product of arms-length negotiations. The Parties further acknowledge and agree that nothing contained in this Agreement or the 2005 Registration Rights Agreement or any actions taken by PORTSIDE in connection therewith shall be deemed an admission that PORTSIDE and the Defendants are, or constitute, a “group” under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or created a presumption that they are, or ever acted as, a “group” under Sections 13 and 16 of the Exchange Act.

7. No Prior Assignment. The Parties warrant that there has not been any assignment or transfer of any sort to any entity or person of any claim, demand or cause of action released herein, in whole or part.

8. Authority to Execute this Agreement. Each of the Parties warrants that it, or the person or entity signing upon behalf of the Party, has the full power, authority and legal right to execute, deliver and perform the terms of this Agreement and by virtue of its signature hereon, shall bind and obligate the Party to this Agreement, to be valid and enforceable against the Party.

9. No Oral Modification. No amendment to, or modification or waiver of, any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Party or Parties against whom enforcement of the amendment, modification or waiver is sought.

10. No Other Warranties. Except as expressly set forth in this Agreement, it is expressly understood and agreed that each of the Parties makes no warranty, express or implied.

11. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be deemed modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Entire Agreement. This Agreement constitutes the full and complete agreement between the Parties with respect to the subject matter of this Agreement, or contemplated hereby, and there are no other oral or written agreements, except those authorized by the terms herein, in relation to the subject matter of this Agreement.

13. Additional Documents and Representations. All Parties agree to cooperate fully and execute any and all supplementary documents, to take all additional actions and execute and deliver all additional documents which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement. OMNI represents and warrants that it has obtained all required consents, approvals and waivers of any third parties, including, without limitation, General Electric Capital Corporation and Webster Business Credit Corporation, in connection with its execution, delivery and performance of this Agreement and that neither the issuance of Common

Stock to PORTSIDE pursuant to Section 1(a)(i) nor the cash payment to PORTSIDE pursuant to Section 1(a)(ii) will be prohibited by the terms of either of the subordination agreements entered into by PORTSIDE with General Electric Capital Corporation and Webster Business Credit Corporation, respectively.

14. Multiple Originals. This Agreement may be executed in any number of multiple originals by the different Parties hereto, each of which shall be deemed to be an original and all of which when taken together shall constitute one or more of the same instruments. No Party shall be bound by the terms of this Agreement unless and until each Party has properly executed an original of this Agreement.

15. Effective Date. This Agreement shall be executed effective as of the date of the final signature below.

16. Headings. The paragraph headings used herein are for descriptive purposes only and have no substantive meaning, nor shall they affect the terms of this Agreement.

17. No Contra Preferendum. Any ambiguity in this Agreement shall not be construed against any party because OMNI and PORTSIDE equally participated by legal counsel of choice in the drafting of the Agreement.

18. Voluntary and Informed Execution. The Parties mutually acknowledge and represent that they have been fully advised by their respective legal counsel of their rights and responsibilities under this Agreement, that they have read, know and understand completely the contents hereof and that they have voluntarily executed the same. OMNI represents and warrants that this Agreement has been approved by the vote of its Board of Directors.

19. Other Settlement Agreements. OMNI has not and shall not compromise and settle the indebtedness evidenced by the Subordinated Notes held by Manchester Securities Corp. and Provident Premier Master Fund, Ltd. on terms and conditions that are more favorable than the terms and conditions set forth herein. In the event that OMNI offers more favorable terms and conditions to any of such holders thereof, either before or after the execution of this Agreement, the same terms shall be offered to PORTSIDE for no additional consideration and without condition.

EXECUTED effective as of the 26th day of August, 2005.

OMNI ENERGY SERVICES CORP.

By:	/s/ G. Darcy Klug
Name:	G. Darcy Klug
Title:	Executive Vice President

STATE OF LOUISIANA	§
§
PARISH OF LAFAYETTE	§

SUBSCRIBED AND SWORN TO before me on this the 26th day of August, 2005 to certify which witness my hand and official seal.

/s/ Sam Masur
Notary Public - State of Louisiana
My Commission Expires: at death

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:	/s/ Peter Cohen
Name:	Peter Cohen
Title:	Authorized Signatory

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

SUBSCRIBED AND SWORN TO before me on this the 26th day of August, 2005 to certify which witness my hand and official seal.

/s/ Caterina Melchionna
Notary Public - State of New York
My Commission Expires: 9/6/05